Exhibit 99.1

Execution Copy

Deutsche Börse AG

Mergenthalerallee 61

65760 Eschborn

Germany

NYSE Euronext

11 Wall Street

New York, NY 10005

United States of America

Attention:	John K. Halvey
General Counsel and Group Executive Vice President

December 21, 2011

Re:	Extension of Termination Date

Ladies and Gentlemen:

Reference is made to the Business Combination Agreement, dated as of February 15, 2011, as amended as of May 2, 2011 and June 16, 2011 (the “Business Combination Agreement”), by and among NYSE Euronext, Deutsche Börse AG (“Deutsche Börse”), Alpha Beta Netherlands Holding N.V., and Pomme Merger Corporation.

Section 9.2(a) of the Business Combination Agreement provides that each of Deutsche Börse and NYSE Euronext have the right, in its sole discretion, to extend the Termination Date (as defined in the Business Combination Agreement) to March 31, 2012, in the circumstances set forth in such subsection. Deutsche Börse has elected to exercise such right and hereby extends the Termination Date to March 31, 2012.

[Signature page follows]

Execution Copy

DEUTSCHE BÖRSE AG

By	/s/ Reto Francioni
Name:	Dr. Reto Francioni
Title:	Chief Executive Officer

By	/s/ Andreas Preuß
Name:	Andreas Preuß
Title:	Deputy Chief Executive Officer

Confirmed:

NYSE EURONEXT

By
Name:
Title:

cc:	Linklaters LLP
Königsallee 49-51
40212 Düsseldorf
Germany
	Attention:	Ralph Wollburg
Nikolaos Paschos

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
USA
	Attention:	David C. Karp
David K. Lam